Exhibit 4.4
     SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 9, 2009, among MATRIA OF NEW YORK, INC. (the “New Guarantor”), a Subsidiary of Inverness Medical Innovations, Inc. (or its successor) (the “Issuer”), INVERNESS MEDICAL INNOVATIONS, INC., a Delaware corporation, each of the Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH:
     WHEREAS the Issuer has heretofore executed and delivered to the Trustee an Indenture dated as of May 12, 2009, as amended, supplemented and modified by a First Supplemental Indenture dated as of May 12, 2009 (as so supplemented, the “Indenture”), by and among the Issuer, the Existing Guarantors and the Trustee, providing for the issuance of 9.00% Senior Subordinated Notes due 2016 (the “Notes”);
     WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally and irrevocably guarantee all of the Issuer’s obligations under the Notes pursuant to a guarantee on the terms and conditions set forth herein; and
     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Trustee, the Issuer and the Existing Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
     SECTION 1. Definitions. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     SECTION 2. Agreement to Guarantee. The New Guarantor hereby unconditionally and irrevocably agrees, jointly and severally with all other Guarantors, to guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by all other applicable provisions of the Indenture.
     SECTION 3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This

Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     SECTION 4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.
     SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTOR: MATRIA OF NEW YORK, INC., as the New Guarantor
By:	/s/ Tom Underwood
	Name:	Tom Underwood
	Title:	President

ISSUER: INVERNESS MEDICAL INNOVATIONS, INC.
By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	Chief Financial Officer and Treasurer

Signature Page to Second Supplemental Indenture

EXISTING GUARANTORS:

ADVANTAGE DIAGNOSTICS CORPORATION
ALERE LLC
ALERE HEALTHCARE OF ILLINOIS, INC.
ALERE HEALTH IMPROVEMENT COMPANY
ALERE HEALTH SYSTEMS, INC.
ALERE MEDICAL, INC.
ALERE WELLOLOGY, INC.
ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC
AMEDITECH INC.
APPLIED BIOTECH, INC.
BINAX, INC.
BIOSITE INCORPORATED
CHOLESTECH CORPORATION
FIRST CHECK DIAGNOSTICS CORP.
FIRST CHECK ECOM, INC.
FOREFRONT DIAGNOSTICS, INC.
HEMOSENSE, INC.
IM US HOLDINGS, LLC

By:	/s/ David A. Teitel
Name: David A. Teitel
	Title (respectively):	Vice President; Vice President and Treasurer; Vice President, Finance; Vice President, Finance; Vice President and Treasurer; Vice President and Treasurer; Vice President, Finance; Vice President, Finance; General Manager; Vice President; Vice President, Finance; Vice President, Finance; Vice President, Finance and Chief Financial Officer; Vice President, Finance; Vice President; Vice President; Treasurer; President

Signature Page to Second Supplemental Indenture

EXISTING GUARANTORS (continued):

INNOVACON, INC.
INNOVATIONS RESEARCH, LLC
INNOVATIVE MOBILITY, LLC
INSTANT TECHNOLOGIES, INC.
INVERNESS MEDICAL, LLC
INVERNESS MEDICAL — BIOSTAR INC.
INVERNESS MEDICAL INNOVATIONS NORTH AMERICA, INC.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP. II
ISCHEMIA TECHNOLOGIES, INC.
IVC INDUSTRIES, INC.
MATRITECH, INC.
OSTEX INTERNATIONAL, INC.
QUALITY ASSURED SERVICES, INC.
REDWOOD TOXICOLOGY LABORATORY, INC.
RTL HOLDINGS, INC.
SELFCARE TECHNOLOGY, INC.
WAMPOLE LABORATORIES, LLC

By:	/s/ David A. Teitel
Name: David A. Teitel
	Title (respectively):	Vice President, Finance; Vice President, Finance; Chief Financial Officer; Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President, Finance; President; President; Vice President, Finance; Vice President; Vice President, Finance; Vice President, Finance; Chief Financial Officer; Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President

Signature Page to Second Supplemental Indenture

TRUSTEE: U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Thomas E. Tabor
	Name:	Thomas E. Tabor
	Title:	Vice President

Signature Page to Second Supplemental Indenture